Exhibit 99.1

700 Pennsylvania Drive
Exton, Pennsylvania 19341

484.595.1500 p
484.595.1520 f

www.adolor.com

FOR IMMEDIATE RELEASE

Contact:

Adolor Corporation

Stephen W. Webster

Senior Vice President, Finance and CFO

(484) 595-1500

ADOLOR CORPORATION REPORTS

FIRST QUARTER 2010 FINANCIAL RESULTS

EXTON, PA, April 28, 2010 — Adolor Corporation (NasdaqGM: ADLR) today reported a net loss of $9.6 million, or $(0.21) per basic and diluted share, for the three months ended March 31, 2010, compared to a net loss of $13.2 million, or $(0.28) per basic and diluted share, for the three months ended March 31, 2009.

Net product sales of ENTEREG® (alvimopan) for the three months ended March 31, 2010 were $5.3 million compared to $1.4 million for the three months ended March 31, 2009, primarily as a result of growth in the number of ordering hospitals and increased usage at ordering hospitals.  Net product sales for the three months ended March 31, 2010 were recognized at the time of shipment as compared to net product sales for the three months ended March 31, 2009, which were recognized on a reorder basis under our previous revenue recognition policy.  Net shipments of ENTEREG in the first quarter of 2009 were $2.0 million.

“The first quarter saw steady progress across the board at Adolor,” said Michael R. Dougherty, President and Chief Executive Officer.  “In our delta opioid receptor agonist program, we have concluded enrollment in our Phase 2a proof-of-concept study of ADL5859 and ADL5747 in osteoarthritis patients and expect to present top line results from this study in mid-2010.  We also were pleased to initiate in the first quarter our Phase 2a proof-of-concept study of ADL5747 in post-herpetic neuralgia and enrollment is now well underway.  In our opioid bowel dysfunction (OBD) program, both ADL7445 and ADL5945 are now being evaluated in patients with OBD.  We are pleased with the results observed to date in our Phase 1 program and anticipate initiating proof-of-concept testing later this year.”

“Progress continues with ENTEREG as well,” added Mr. Dougherty.  “First quarter product sales were $5.3 million, with increases in the number of hospitals including ENTEREG on formulary and in re-ordering hospitals.  We expect continued growth in product sales as the benefits of this first-in-class drug become more widely appreciated.”

Operating Highlights

As of March 31, 2010, the Company estimates that ENTEREG was included on formulary of approximately 575 of the 1,400 hospitals that collectively perform approximately 80% of the bowel resection surgeries in the United States.  In addition, approximately 925 of the above-noted 1,400 hospitals, or 66%, are registered under the ENTEREG Access Support and Education (E.A.S.E.™) Program as of March 31, 2010.

Contract revenues were $5.4 million and $5.2 million for the three months ended March 31, 2010 and 2009, respectively.

Research and development expenses were $10.5 million and $12.3 million for the three months ended March 31, 2010 and 2009, respectively.  This decrease was driven primarily by reductions in expenses associated with our June 2009 restructuring, offset partially by higher costs of clinical studies incurred during the three months ended March 31, 2010 in our delta agonist program and our OBD program.

Selling, general and administrative expenses were $9.2 million and $7.9 million for the three months ended March 31, 2010 and 2009, respectively.  The increase in the first quarter of 2010 compared to the same period in 2009 was primarily driven by higher marketing expenses associated with ENTEREG, partially offset by lower general and administrative expenses period-over-period.

As of March 31, 2010, the Company had $72.6 million in cash, cash equivalents and short-term investments.

2010 Net Product Sales Guidance

The following guidance provided by Adolor is a projection, based upon numerous assumptions, all of which are subject to certain risks and uncertainties.  For a discussion of the risks and uncertainties associated with this forward-looking statement, please see “Forward-Looking Statements” below.

The Company is reiterating its expectation for ENTEREG net product sales of between $30 million and $35 million for the year ending December 31, 2010.

Conference Call Information

Adolor’s management will discuss the Company’s first quarter 2010 results in a conference call with investors beginning at 8:45 a.m. ET today, April 28, 2010.

To participate in the conference call, dial (866) 272-9941 for domestic callers and (617) 213-8895 for international callers, and enter the conference passcode 38318251.  Investors also can listen to the call live by logging on to the Company’s website at www.adolor.com and clicking on “Investor Insights,” then “Calendar of Events.”  A replay of the call will be available beginning approximately two hours after the event.  To listen to a replay of the conference call, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the conference passcode 20428470 or listen via Adolor’s website.  The conference call replay will be available to investors for one week after the call.

About Adolor Corporation

Adolor Corporation is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products.

Adolor’s first approved product in the United States is ENTEREG® (alvimopan), which is indicated to accelerate the time to upper and lower gastrointestinal recovery following partial large or small bowel resection surgery with primary anastomosis.  ENTEREG is available for short-term use in hospitals registered under the E.A.S.E.™ Program.  For more information on ENTEREG, including its full prescribing information, visit www.ENTEREG.com.  In collaboration with GSK, the Company launched ENTEREG in mid-2008.

The Company’s research and development pipeline includes: two novel delta opioid receptor agonists, currently in mid-stage clinical development in collaboration with Pfizer Inc. for chronic pain; two opioid receptor antagonists, ADL7445 and ADL5945, entering development for chronic OBD; and several opioid and non-opioid discovery programs.

For more information, visit www.adolor.com.

Forward-Looking Statements

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide Adolor’s current expectations or forecasts of future events.  These may include statements regarding ENTEREG net product sales guidance for the year ending December 31, 2010, market prospects for ENTEREG, including whether hospitals that have placed ENTEREG on formulary will order (or continue to re-order) ENTEREG in the future, and whether growth in formulary approvals, acceptance, utilization, net shipments and/or recognized net product sales will occur; anticipated scientific progress on Adolor’s research programs; development of potential pharmaceutical products, including the delta opioid receptor agonist and OBD programs and the timing and results of any clinical studies of our compounds; interpretation of clinical results; prospects for regulatory approvals; and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning or that otherwise express contingencies, goals, targets or future development.  These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries, as well as more specific risks and uncertainties facing Adolor such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Adolor urges you to carefully review and consider the disclosures found in its filings which are available at www.sec.gov and from Adolor at www.adolor.com.  Given the uncertainties affecting pharmaceutical companies such as Adolor, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Adolor undertakes no obligation to publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise, except as may be required by law.

This press release is available on the website http://www.adolor.com.

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[Financial information follows]

ADOLOR CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product sales, net	$5,290,231	$1,432,183
Contract revenues	5,377,856	5,247,477
Total revenues, net	10,668,087	6,679,660

Operating expenses incurred:
Cost of product sales	589,952	153,304
Research and development	10,518,140	12,322,623
Selling, general and administrative	9,227,229	7,877,674
Total operating expenses	20,335,321	20,353,601

Loss from operations	(9,667,234)	(13,673,941)
Interest income	67,695	486,601
Net loss	$(9,599,539)	$(13,187,340)
Basic and diluted net loss per share	$(0.21)	$(0.28)
Shares used in computing basic and diluted net loss per share	46,314,130	46,296,235

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	March 31,	December 31,
	2010	2009
Cash, cash equivalents and short-term investments	$72,567,872	$83,205,976
Working capital	57,139,980	66,989,322
Total assets	80,261,549	91,459,434
Total stockholders’ equity	35,247,147	44,053,673